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                                                                   EXHIBIT 10.13

                 THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of January 30, 1998 (the "Credit Agreement"), between Midwest Banc Holdings, Inc. and Harris Trust and Savings Bank. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Company has requested that the Bank waive the Company's non-compliance with Section 8.10 of the Credit Agreement (Minimum Consolidated Tangible Net Worth) through the period ending December 31, 1999, amend the definition of "Consolidated Tangible Net Worth", extend the Termination Date to January 31, 2002, and amend Section 8.10 (Minimum Consolidated Tangible Net Worth) and Section 8.11 (Indebtedness for Borrowed Money), and the Bank is willing to do so under the terms and conditions set forth in this agreement (herein, the "Amendment").

SECTION 1.   WAIVER.

         The Company has informed the Bank that as of December 31, 1999, the Company was not in compliance Section 8.10 of the Credit Agreement (Minimum Consolidated Tangible Net Worth). The Company has requested that the Bank waive compliance with Section 8.10 of the Credit Agreement as of December 31, 1999, and, by signing in the space provided for that purpose below, the Bank hereby agrees to waive compliance with Section 8.10 of the Credit Agreement through, and only through, the period ending December 31, 1999. The waiver set forth in this Section 1 shall be effective upon the satisfaction of the conditions precedent set forth in Section 3 below.

SECTION 2.   AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

                  2.1. The definition of "Consolidated Tangible Net Worth" appearing in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Consolidated Tangible Net Worth" means, as of any
                  time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after


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                  deducting treasury stock, but excluding minority interests in
                  Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with RAP (the term "RAP" being defined herein to mean the accounting rules and regulations as in effect from time to time established by the appropriate governmental bank regulatory authority having jurisdiction over the Company and its Subsidiaries), less the aggregate book value of all assets which would be classified as intangible assets under RAP, including, without limitation, goodwill, patents, trademarks, trade names, copyright, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets.

                  2.2. The definition of "Termination Date" appearing in Section
         5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           "Termination Date" means January 31, 2002, or such
                  later date to which the Termination Date is extended pursuant to Section 1.3 hereof, or such earlier date on which the Commitment is terminated in whole pursuant to Section 3.4, 3.5, 9.2 or 9.3 hereof.

                  2.3. Section 8.10 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.10. Minimum Consolidated Tangible Net
                  Worth. The Company shall at all times maintain Consolidated Tangible Net Worth of not less than $70,000,000.

                  2.4. Section 8.11 of the Credit Agreement shall be amended by deleting the word "and" appearing after subsection (g) and deleting subsection (h) in its entirety and adding a new subsection (h) and (i) which shall read as follows:

                           (h) indebtedness consisting of junior subordinated
                  debentures (which obligations shall be junior and subordinated to the prior payment in full of the Obligations on terms and conditions satisfactory to the Bank) issued in connection with trust preferred securities issued by one or more of the Company's Wholly-Owned Subsidiaries; and

                           (i) indebtedness not otherwise covered under this
                  Section in an aggregate amount not to exceed $2,000,000 at any one time outstanding.


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SECTION 3.   CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                  3.1 The Company and the Bank shall have executed and delivered this Amendment.

                  3.2 Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

                  3.3 The Company shall have paid to the Bank an amendment fee of $15,000.

SECTION 4.   REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent consolidated financial statements of the Company delivered to the Bank) and the Company is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 5.   MISCELLANEOUS.

         5.1 The Company has heretofore executed and delivered to the Bank certain Collateral Documents and the Company hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Bank thereunder, the obligations of the Company thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

         5.2 Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

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         5.3 The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

         5.4 This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         5.5 The Company hereby represents to the Bank that Midwest One Mortgage Services, Inc., has been dissolved and, as a result, Midwest One Mortgage Services, Inc., shall no longer be considered a Borrower under the Credit Agreement. The Company and the Bank hereby agree that all references in the Credit Agreement to the term "Borrowers" or "Borrower" shall be deemed a reference solely to the Company.

                           [SIGNATURE PAGE TO FOLLOW]


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         This Third Amendment and Waiver to Credit Agreement is dated as of
January 17, 2000.


                                        MIDWEST BANC HOLDINGS, INC.


                                        By  /s/ Robert L. Woods
                                            -------------------------
                                            Name  Robert L. Woods
                                                  -------------------
                                            Title President/CEO
                                                  -------------------

         Accepted and agreed to in Chicago, Illinois as of the date and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK


                                        By  /s/ Michael S. Cameli
                                            -------------------------
                                            Name  Michael S. Cameli
                                                  -------------------
                                            Title Vice President
                                                  -------------------


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